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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Boyd Gaming Corporation and Subsidiaries on Form S-4 of our report dated February 14, 2001 (except for Note 17 as to which the date is July 11, 2001) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
September 14, 2001